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                                    DELAWARE
                             -----------------------   PAGE  1

                                 The First State



    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EL PASO ENERGY PARTNERS, L.P.", CHANGING ITS NAME FROM "EL PASO ENERGY PARTNERS, L.P." TO "GULFTERRA ENERGY PARTNERS, L.P.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 2003, AT 5:23 O'CLOCK P.M.

    AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTEENTH DAY OF MAY, A.D. 2003.





                                       /s/ HARRIET SMITH WINDSOR
                       (SEAL)          -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State


2317845  8100                          AUTHENTICATION: 2393856

030281325                                        DATE: 05-01-03
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                            CERTIFICATE OF AMENDMENT
                                     TO THE
            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         EL PASO ENERGY PARTNERS, L.P.


         The undersigned, desiring to further amend the Amended and Restated Certificate of Limited Partnership of EL PASO ENERGY PARTNERS, L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Limited Partnership is El Paso Energy Partners, L.P.

         SECOND: Article I of the Amended and Restated Certificate of Limited Partnership shall be amended as follows:

                                   "ARTICLE I

                                      NAME

                  The name of the limited partnership shall be GulfTerra Energy Partners, L.P."

         THIRD: This amendment to the Amended and Restated Certificate of Limited Partnership shall be effective as of May 15, 2003.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Certificate of Limited Partnership on this 30th day of April 2003.

                                      EL PASO ENERGY PARTNERS COMPANY
                                         the General Partner


                                      By:         /s/ DAVID L. SIDDALL
                                          -------------------------------------
                                                     David L. Siddall
                                             Vice President, Associate General
                                              Counsel and Corporate Secretary





                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 06:16 PM 04/30/2003
                                                     FILED 05:23 PM 04/30/2003
                                                    SRV 030281325 - 2317845 FILE